Filed Pursuant to Rule 424(b)(3)
Registration No. 333-202023

PROSPECTUS

Norfolk Southern Corporation

Common Stock

Preferred Stock

Debt Securities

Warrants

Depositary Shares

Stock Purchase Contracts

and

Stock Purchase Units

We may offer, issue and sell, together or separately:

•	shares of our common stock;

•	shares of our preferred stock;

•	debt securities, which may be senior debt securities or subordinated debt securities;

•	warrants to purchase our debt securities, shares of our common stock, shares of our preferred stock, depositary shares or securities of third parties or other rights;

•	depositary shares representing an interest in our preferred stock;

•	stock purchase contracts to purchase shares of our common stock; and

•	stock purchase units, each representing ownership of a stock purchase contract and debt securities, preferred securities or debt obligations of third-parties, including U.S. treasury securities or any combination of the foregoing, securing the holder’s obligation to purchase our common stock or other securities under the stock purchase contracts.

We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves a number of risks. See “Risk Factors” on page 4 before you make your investment decision.

We or any selling security holders may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Our common stock is listed on the New York Stock Exchange under the trading symbol “NSC.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 28, 2015

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this process, we may sell common stock; preferred stock; debt securities; warrants to purchase debt securities, common stock, preferred stock, depositary shares or securities of third parties or other rights; depositary shares; stock purchase contracts and stock purchase units. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

When used in this prospectus, the terms “Norfolk Southern,” “we,” “our,” “us” and the “company” refer to Norfolk Southern Corporation and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, prospectuses and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains our reports, proxy and other information regarding us at http://www.sec.gov. You may read and copy reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. Information about our company is also available to the public from our website at http://www.nscorp.com. The information on our website is not incorporated by reference into this prospectus or any prospectus supplement, and you should not consider it a part of this prospectus or any prospectus supplement.

This prospectus contains summaries of the material terms of certain documents and refers you to certain documents that we have filed with the SEC. Copies of these documents, except for certain exhibits and schedules, will be made available to you without charge upon written or oral request to:

Investor Relations

Norfolk Southern Corporation

Three Commercial Place

Norfolk, Virginia 23510-2191

(757)  629-2861

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except that any statement contained in this prospectus, an accompanying prospectus supplement or a document incorporated by reference into this prospectus or an accompanying prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and an accompanying prospectus supplement to the extent that a statement contained herein or therein, or in any other subsequently filed document that also is deemed to be incorporated herein or therein by reference, modifies or supersedes such statement. A statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K). These documents contain important information about Norfolk Southern Corporation and its finances.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the SEC on February 11, 2015 (the “Fiscal 2014 Form 10-K”);

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, as filed with the SEC on April 29, 2015;

•	Definitive Proxy Statement on Schedule 14A, as filed with the SEC on March 25, 2015;

•	Current Reports on Form 8-K dated January 13, 2015, March 2, 2015, May 15, 2015, May 19, 2015 and May 28, 2015; and

•	The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 26, 2000, and any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of this prospectus and any accompanying prospectus supplement and before the termination of the offering shall also be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference herein, contains forward-looking statements that may be identified by the use of words like “believe,” “expect,” “anticipate,” “estimate,” “plan”, “consider”, “project” and similar references to the future. Forward-looking statements reflect our good-faith evaluation of information currently available. However, such statements are dependent on and, therefore, can be influenced by a number of external variables over which we have little or no control, including: transportation of hazardous materials as a common carrier by rail; acts of terrorism or war; general economic conditions including, but not limited to, fluctuation and competition within the industries of our customers; competition and consolidation within the transportation industry; the operations of carriers with which we interchange; disruptions to our technology infrastructure, including computer systems; labor difficulties, including strikes and work stoppages; commercial, operating, environmental, and climate change legislative and regulatory developments; results of litigation; natural events such as severe weather, hurricanes, and floods; unpredictable demand for rail services; fluctuation in supplies and prices of key materials, in particular diesel fuel; volatility in energy prices; and changes in securities and capital markets. For a discussion of significant risk factors applicable to us, see the Fiscal 2014 Form 10-K, as well as other risks identified in our public filings. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. We undertake no obligation to update or revise forward-looking statements.

NORFOLK SOUTHERN CORPORATION

Norfolk Southern Corporation was incorporated on July 23, 1980, under the laws of the Commonwealth of Virginia. We control a major freight railroad, Norfolk Southern Railway Company, which is primarily engaged in the rail transportation of raw materials, intermediate products and finished goods primarily in the Southeast, East and Midwest and, via interchange with other rail carriers, to and from the rest of the United States. We also transport overseas freight through several Atlantic and Gulf Coast ports. We provide comprehensive logistics services and offer the most extensive intermodal network in the eastern half of the United States.

Our executive offices are located at Three Commercial Place, Norfolk, Virginia 23510-2191, and our telephone number is (757) 629-2600. Our website is located at http://www.nscorp.com. Information contained on our website is not a part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Investing in our securities involves risk. See the risk factors described in our Fiscal 2014 Form 10-K and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, which are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

Except as otherwise set forth in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes, including the redemption and refinancing of outstanding indebtedness, increasing our working capital and other business opportunities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Three Months Ended March 31, 2015	Year Ended December 31,
		2014	2013	2012	2011	2010
Ratio of earnings to fixed charges (a)	4.26x	6.04x	5.90x	5.78x	6.49x	5.36x

(a)	For purposes of computing the ratios of earnings to fixed charges, earnings represents income from continuing operations before income taxes, plus (a) the sum of (i) total interest expenses and (ii) amortization of capitalized interest, less (b) income of partially owned entities. Fixed charges are calculated as the sum of (i) interest expense on debt, (ii) interest expense on unrecognized tax benefit, (iii) other interest expense, (iv) calculated interest portion of rent expense and (v) capitalized interest.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the debt securities, common stock, preferred stock, warrants, depositary shares, stock purchase contracts and stock purchase units that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue separately, upon exercise of a debt warrant, in connection with a stock purchase contract or as part of a stock purchase unit from time to time. The debt securities may either be senior debt securities or subordinated debt securities. Senior debt securities may be issued under a “Senior Indenture” and subordinated debt securities may be issued under a “Subordinated Indenture.” This prospectus sometimes refers to the Senior Indenture and the Subordinated Indenture collectively as the “Indentures.” The Indentures have been filed with the SEC as exhibits to the registration statement on Form S-3 of which this prospectus forms a part. We may also issue debt securities under a separate, new indenture. If that occurs, we will describe any differences in the terms of any series or issue of debt securities in the prospectus supplement relating to that series or issue.

The following briefly summarizes the material provisions of the Indentures and the debt securities, other than pricing and related terms disclosed in the accompanying prospectus supplement or pricing supplement, as the case may be. You should read the more detailed provisions of the applicable Indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of an offering of debt securities, which will be described in more detail in the applicable prospectus supplement or pricing supplement, as the case may be. Copies of the Indentures may be obtained from Norfolk Southern Corporation or the applicable trustee.

As used in this “Description of Debt Securities,” the terms “Norfolk Southern,” “we,” “our,” “us” and the “company” refer to Norfolk Southern Corporation, a Virginia corporation, and do not, unless otherwise specified, include our subsidiaries.

General

The debt securities will be our direct unsecured obligations. The senior debt securities will rank equally with all of our other senior unsecured and unsubordinated indebtedness. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner set forth in the Subordinated Indenture.

Since our operations are partially conducted through our subsidiaries, the cash flow and the consequent ability to service our indebtedness, including the debt securities, is partially dependent upon the earnings of our subsidiaries and the distribution of those earnings or upon advances or other payments of funds by those subsidiaries to us. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debt securities or to make funds available to us, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to contractual or statutory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Any right we may have to receive assets of any of our subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of our debt securities to participate in those assets) will be effectively subordinated to the claims of such subsidiary’s creditors, including trade creditors.

The Indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. We may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture. The Indentures also do not limit our ability to incur other debt.

Each prospectus supplement will summarize the material terms relating to the specific series of debt securities being offered. These terms may include some or all of the following:

•	the title of debt securities and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities;

•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive periods during which interest payment periods may be extended;

•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which we will pay interest on the debt securities and the record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;

•	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

•	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

•	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable Indenture;

•	the specific subordination provisions of the subordinated debt securities, including the extent of subordination of payments by us of the principal of (and premium, if any) and interest on such subordinated debt securities;

•	any deletions from, modifications of or additions to the terms of the Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;

•	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

•	the depositary for global or certificated debt securities;

•	any special tax implications of the debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities; and

•	any other terms of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions, including the extent of subordination of payments by us of the principal of (and premium, if any) and interest on such subordinated debt securities.

The Subordinated Indenture does not limit the issuance of additional senior debt securities.

Limitations on Liens

We will not, and will not permit any of our Subsidiaries to, create, assume, incur or suffer to exist any mortgage, pledge, lien, encumbrance, charge or security interest of any kind, other than a Purchase Money Lien, upon any stock or indebtedness, owned on the date any debt securities are first issued or thereafter acquired, of any Principal Subsidiary, to secure any Obligation (other than the debt securities) of the company, any Subsidiary or any other Person, without in any such case making effective provision whereby all of the outstanding debt securities are secured equally and ratably with such Obligation.

Such limitation will not apply to any mortgage, pledge, lien, encumbrance, charge or security interest on any stock or indebtedness of a corporation existing at the time such corporation becomes a Subsidiary. Such limitation will not restrict any of our other property or other property of our Subsidiaries or restrict the sale by us or any Subsidiary of any stock or indebtedness of any Subsidiary.

Limitations on Funded Debt

The Indentures provide that we will not permit any Restricted Subsidiary to incur, issue, guarantee or create any Funded Debt unless, after giving effect thereto, the sum of the aggregate amount of all outstanding Funded Debt of the Restricted Subsidiaries would not exceed an amount equal to 15% of Consolidated Net Tangible Assets.

The limitation on Funded Debt will not apply to, and there will be excluded from Funded Debt in any computation under such restriction, Funded Debt secured by:

•	Liens on real or physical property of any corporation existing at the time such corporation becomes a Subsidiary;

•	Liens on real or physical property existing at the time of acquisition thereof or incurred within 180 days of the time of acquisition thereof (including, without limitation, acquisition through merger or consolidation) by us or any Restricted Subsidiary;

•	Liens on real or physical property acquired (or constructed) after the date of the applicable Indenture by us or any Restricted Subsidiary and created prior to, at the time of, or within 270 days after such acquisition (including, without limitation, acquisition through merger or consolidation) (or the completion of such construction or commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of all or any part of the purchase price (or the construction price) thereof;

•	Liens in favor of the company or any Restricted Subsidiary;

•	Liens in favor of the United States of America, any State thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure partial, progress, advance or other payments pursuant to any contract or the provisions of any statute;

•	Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from federal income taxation pursuant to Section 103(a) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder;

•	Liens securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, the obtaining of advances or credit or the securing of Funded Debt, if made and continuing in the ordinary course of business;

•	Liens incurred (no matter when created) in connection with Norfolk Southern or a Restricted Subsidiary engaging in a leveraged or single-investor lease transaction; provided, however, that the instrument creating or evidencing any borrowings secured by such Lien will provide that such borrowings are payable solely out of the income and proceeds of the property subject to such Lien and are not a general obligation of Norfolk Southern or such Restricted Subsidiary;

•

Liens under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or deposits to secure public or statutory obligations of Norfolk Southern or any Restricted Subsidiary, or deposits of cash or obligations of the United States of America to secure surety and appeal bonds to which we or any Restricted Subsidiary is a party or in lieu of such bonds, or pledges or deposits for similar purposes in the ordinary course of business, or Liens imposed by law, such as laborers’ or other employees’, carriers’, warehousemen’s, mechanics’, materialmen’s and vendors’ Liens and Liens arising out of judgments or awards against us or any Restricted Subsidiary with respect to which we or such Restricted Subsidiary at the time shall be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review, or Liens for taxes not yet subject to penalties for nonpayment or the amount or validity of which is being in good faith contested by appropriate proceedings by the company or any Restricted Subsidiary, as the case may be, or minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions or Liens on the use of real properties, which Liens, exceptions, encumbrances, easements, reservations, rights and restrictions do not, in our opinion, in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of Norfolk Southern and its Restricted Subsidiaries;

•	Liens incurred to finance construction, alteration or repair of any real or physical property and improvements thereto prior to or within 270 days after completion of such construction, alteration or repair;

•	Liens incurred (no matter when created) in connection with a Securitization Transaction;

•	Liens on property (or any Receivable arising in connection with the lease thereof) acquired by us or a Restricted Subsidiary through repossession, foreclosure or like proceeding and existing at the time of the repossession, foreclosure, or like proceeding;

•	Liens on deposits of Norfolk Southern or a Restricted Subsidiary with banks (in the aggregate, not exceeding $50 million), in accordance with customary banking practice, in connection with the providing by us or a Restricted Subsidiary of financial accommodations to any Person in the ordinary course of business; or

•	any extension, renewal, refunding or replacement of the foregoing.

Definition of Certain Terms

“Consolidated Net Tangible Assets” means, at any date, the total assets appearing on the most recent consolidated balance sheet of Norfolk Southern and Restricted Subsidiaries as at the end of our fiscal quarter ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles in the United States, less (1) all current liabilities (due within one year) as shown on such balance sheet, (2) applicable reserves, (3) investments in and advances to Securitization Subsidiaries and Subsidiaries of Securitization Subsidiaries that are consolidated on the consolidated balance sheet of Norfolk Southern and its Subsidiaries and (4) Intangible Assets and liabilities relating thereto.

“Funded Debt” means (1) any indebtedness of a Restricted Subsidiary (excluding indebtedness in favor of another Restricted Subsidiary or Norfolk Southern) maturing more than 12 months after the time of computation thereof, (2) guarantees by a Restricted Subsidiary of Funded Debt or of dividends of others (except guarantees in connection with the sale or discount of accounts receivable, trade acceptances and other paper arising in the ordinary course of business), (3) all preferred stock of a Restricted Subsidiary and (4) all Capital Lease Obligations (as defined in the Indentures) of a Restricted Subsidiary.

“Indebtedness” means, at any date, without duplication, (1) all obligations for borrowed money of a Restricted Subsidiary or any other indebtedness of a Restricted Subsidiary, evidenced by bonds, debentures, notes or other similar instruments and (2) Funded Debt, except such obligations and other indebtedness of a Restricted Subsidiary and Funded Debt, if any, incurred as part of a Securitization Transaction.

“Intangible Assets” means at any date, the value (net of any applicable reserves) as shown on or reflected in the most recent consolidated balance sheet of Norfolk Southern and the Restricted Subsidiaries as at the end of our fiscal quarter ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles in the United States, of: (1) all trade names, trademarks, licenses, patents, copyrights, service marks, goodwill and other like intangibles; (2) organizational and development costs; (3) deferred charges (other than prepaid items, such as insurance, taxes, interest, commissions, rents, deferred interest waiver, compensation and similar items and tangible assets being amortized); and (4) unamortized debt discount and expense, less unamortized premium.

“Liens” means such pledges, mortgages, security interests and other liens, including purchase money liens, on property of the company or any Restricted Subsidiary which secure Funded Debt.

“Obligation” means any indebtedness for money borrowed or indebtedness evidenced by a bond, note, debenture or other evidence of indebtedness.

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Principal Subsidiary” means Norfolk Southern Railway Company.

“Purchase Money Lien” means any mortgage, pledge, lien, encumbrance, charge or security interest of any kind upon any indebtedness of the Principal Subsidiary acquired after the date any debt securities are first issued if such Purchase Money Lien is for the purpose of financing, and does not exceed, the cost to us or any Subsidiary of acquiring the indebtedness of the Principal Subsidiary and such financing is effected concurrently with, or within 180 days after, the date of such acquisition.

“Receivables” mean any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising, either directly or indirectly, from the financing by us or any Subsidiary of ours of property or services, monies due thereunder, security interests in the property and services financed thereby and any and all other related rights.

“Restricted Subsidiary” means each Subsidiary of Norfolk Southern other than Securitization Subsidiaries and Subsidiaries of Securitization Subsidiaries.

“Securitization Subsidiary” means a Subsidiary of Norfolk Southern (1) which is formed for the purpose of effecting one or more Securitization Transactions and engaging in other activities reasonably related thereto and (2) as to which no portion of the Indebtedness or any other obligations (a) is guaranteed by any Restricted Subsidiary, or (b) subjects any property or assets of any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to any lien, other than pursuant to representations, warranties and covenants (including those related to servicing) entered into in the ordinary course of business in connection with a Securitization Transaction and inter-company notes and other forms of capital or credit support relating to the transfer or sale of Receivables or asset-backed securities to such Securitization Subsidiary and customarily necessary or desirable in connection with such transactions.

“Securitization Transaction” means any transaction or series of transactions that have been or may be entered into by us or any of our Subsidiaries in connection with or reasonably related to a transaction or series of transactions in which we or any of our Subsidiaries may sell, convey or otherwise transfer to (1) a Securitization Subsidiary or (2) any other Person, or may grant a security interest in, any Receivables or asset-backed securities or interest therein (whether such Receivables or securities are then existing or arising in the future) of Norfolk Southern or any of our Subsidiaries, and any assets related thereto, including, without limitation, all security interests in the property or services financed thereby, the proceeds of such Receivables or asset-backed securities and any other assets which are sold in respect of which security interests are granted in connection with securitization transactions involving such assets.

“Subsidiary” means, in respect of any Person, corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock (as defined in the Indentures) is at the time owned or controlled, directly or indirectly, by such Person, such Person and one or more Subsidiaries of such Person, or one or more Subsidiaries of such Person. Unless otherwise required by the context, Subsidiary shall refer to a Subsidiary of the company.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely of payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, that, in either case under clauses (i) or (ii) are not callable or redeemable at the action of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

Consolidation, Merger and Sale of Assets

So long as any debt securities are outstanding, we cannot consolidate with or merge into any other Person, or sell, assign, transfer, convey, lease or otherwise dispose of all, or substantially all, of our assets, in one or more related transactions, to any Person, unless:

•	either we are the surviving entity or the Person formed by such consolidation or into which we are merged, or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation, partnership or limited liability company organized and existing under the laws of the United States, any state of the United States or the District of Columbia, and shall expressly assume, by a supplemental indenture in a form reasonably satisfactory to the trustee, our obligations under the debt securities and the respective Indenture;

•	immediately after giving effect to such transaction and treating any indebtedness which becomes an Obligation of ours or any Subsidiary as a result of such transaction as having been incurred by us or such Subsidiary at the time of such transaction, no Event of Default (and no event which, after notice or lapse of time or both, would become an Event of Default) will have occurred and be continuing; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, conveyance, lease or other disposition complies with the respective Indenture and that all conditions precedent relating to such transaction have been complied with.

Since we are a holding company, if one of our Subsidiaries distributes its assets as a result of a liquidation or recapitalization of that subsidiary, our rights, and indirectly the rights of our creditors and of the holders of debt securities to participate in such Subsidiary’s distribution of assets will be subject to the prior claims of such Subsidiary’s creditors, except to the extent that we may be a creditor with prior claims enforceable against such Subsidiary.

Events of Default

Under the Indentures, the following are “Events of Default”:

•	failure to pay the principal of and premium, if any, on the debt securities when due and payable at maturity or otherwise;

•	failure to pay any interest on the debt securities when due and payable, and this failure continues for 30 days;

•	failure to perform any other covenant or agreement in, or provisions of, the debt securities or the applicable Indenture, and the failure continues for 90 days after we receive from the trustee, or, in the case of notice by the holders, we and the trustee receive from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of a particular series, a notice of default;

•	acceleration of any of our indebtedness (or indebtedness of any “significant subsidiary” of Norfolk Southern, as defined in the federal securities laws) in an aggregate principal amount that exceeds $100,000,000 within 10 days after we receive from the trustee, or, in the case of notice by the holders, we and the trustee receive from the holders of at least 25% in aggregate principal amount of outstanding debt securities of a particular series, a notice of default;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other Event of Default that may be set forth in the supplemental indenture or board resolution with respect to a particular series of debt securities.

If an Event of Default occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of a particular series, may notify Norfolk Southern (and the trustee, if notice is given by the holders) and declare that the unpaid principal of (premium, if any) and accrued interest on, if any, the debt securities of such series is due and payable immediately. However, under certain circumstances, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may be able to rescind and annul this declaration for accelerated payment. Norfolk Southern will furnish the trustee with an annual statement that describes how Norfolk Southern has performed its obligations under the applicable Indenture, and that specifies any defaults that may have occurred.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise provided in an applicable Indenture supplement, we may discharge certain obligations to holders of any debt securities issued under the Indenture of a particular series when:

•	all debt securities of such series theretofore authenticated and delivered have been delivered to the trustee for cancellation; or

•	after the debt securities of such series have become due and payable, or will become due and payable at their stated maturity within one year, or are to be called for redemption within one year, we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust (a) money in an amount, or (b) U.S. Government Obligations that through the payment of principal and interest thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount or (c) a combination of (a) and (b), sufficient to pay and discharge each installment of principal (including any mandatory sinking fund payments) of and premium, if any, and interest on the outstanding debt securities of that series on the dates such installments of interest or principal and premium are due;

and if, in either case, we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the debt securities of that series and we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that the requisite conditions precedent have been complied with.

In addition, unless otherwise provided in an applicable Indenture supplement, we may elect with respect to any series of debt securities either:

•	to defease and be discharged from our obligations with respect to those debt securities (except as otherwise provided in the Indenture) (“defeasance”), or

•	to be released from our obligations with respect to those debt securities under certain restrictive covenants in the Indenture and, if indicated in the applicable Indenture supplement, our obligations with respect to any other restrictive covenant applicable to the debt securities of that series (“covenant defeasance”).

We may exercise our defeasance option or our covenant defeasance option with respect to any series of debt securities, only if:

•	we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust (a) money in an amount, or (b) U.S. Government Obligations that through the payment of principal and interest thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount or (c) a combination of (a) and (b), sufficient to pay and discharge each installment of principal (including any mandatory sinking fund payments) of and premium, if any, and interest on the outstanding debt securities of that series on the dates such installements of interest or principal and premium are due;

•	no event of default with respect to the debt securities of that series has occurred and is continuing on the date of the deposit.

A defeasance is likely to be treated as a taxable exchange by holders of the relevant debt securities for an issue consisting of either obligations of the trust or a direct interest in the cash and securities held in the trust, with the result that such holders would be required for tax purposes to recognize gain or loss as if such obligations or the cash or securities deposited, as the case may be, had actually been received by them in exchange for their debt securities. In addition, if the holders are treated as the owners of their proportionate share of the cash or securities held in trust, such holders would then be required to include in their income for tax purposes any income, gain or loss attributable thereto even though no cash was actually received. Thus, such holders might be required to recognize income for tax purposes in different amounts and at different times than would be recognized in the absence of defeasance. Prospective investors are urged to consult their own tax advisors as to the specific consequences of defeasance.

Modification and Waiver

Modification and amendments of the Indentures may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security of a particular series affected thereby:

•	reduce the amount of debt securities of such series whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of interest on any debt security of such series;

•	reduce the principal amount of (or premium, if any) on any debt security of such series, or change the stated maturity of such debt security;

•	change the place, manner, timing or currency of payment of principal of (premium, if any) or interest on, any debt security of such series;

•	reduce the portion of the principal amount of an OID debt security of such series payable upon acceleration of its maturity; or

•	make any changes in the amendment and waiver provisions above.

The holders of not less than a majority in principal amount of the debt securities of a series affected thereby, on behalf of all of the holders of the debt securities of such series, are permitted to waive any past default under the applicable Indenture with respect to the debt securities of such series, and its consequences, except a default in the payment of the principal of (premium, if any) or interest on any debt security or a default in respect of a covenant or provision of the applicable Indenture which cannot be modified or amended without the consent of the holder of each debt security affected. Any such consent or waiver by the holder of a debt security shall be binding upon such holder and upon every subsequent holder of such security, irrespective of whether or not any notation of such consent or waiver is made upon such debt security, unless revoked as provided in the applicable Indenture.

Payment and Paying Agents

The Indentures provide that payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Holders must surrender debt securities to a paying agent to collect principal payments. Unless specified otherwise in the applicable prospectus supplement or pricing supplement, we will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the securities represented by a global security (including principal (and premium, if any) and interest) will be made by wire transfer of immediately available funds to the accounts specified by the depository, which shall be The Depository Trust Company, or DTC, its nominees and their respective successors.

The Indentures provide that initially, U.S. Bank National Association, a national banking association, will act as paying agent and registrar. We may appoint and change any paying agent, registrar or co-registrar without notice. We or any of our domestically incorporated wholly owned subsidiaries may act as paying agent, registrar or co-registrar.

We will maintain an office or agency in the City of New York where debt securities may be presented for registration of transfer or for exchange and an office or agency in the City of New York where debt securities may be presented for payment. The registrar shall keep a register of the debt securities and of their transfer and exchange. We may have one or more co-registrars and one or more additional paying agents.

If money for the payment of principal, premium, if any, or interest remains unclaimed for two years after such amount has become due and payable, the trustee or paying agent shall pay the money back to us at our written request unless an abandoned property law designates another person. After any such payment, holders entitled to the money must look only to us and not to the trustee or paying agent for payment.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•	DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

•	we determine, in our sole discretion, that the global security shall be exchangeable.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the Indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The Indentures are and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Regarding the Trustee

The trustee of the Indentures is U.S. Bank National Association. The trustee in its individual or any other capacity may become the owner or pledgee of debt securities and may otherwise deal with us or our affiliates with the same rights it would have if it were not trustee.

DESCRIPTION OF CAPITAL STOCK

General

The following summary of our common stock and preferred stock is not meant to be a complete description. For more information, you also should refer to our Restated Articles of Incorporation (the “Articles of Incorporation”), our Bylaws (the “Bylaws”) and the Virginia Stock Corporation Act (the “Virginia Act”). Under the Articles of Incorporation, our authorized capital stock consists of 1,350,000,000 shares of common stock, par value $1.00 per share, and 25,000,000 shares of preferred stock, without par value. We will describe the specific terms of any common stock or preferred stock we may offer in a prospectus supplement. The specific terms we describe in a prospectus supplement may differ from the terms we describe below.

Common Stock

As of January 31, 2015, Norfolk Southern had 327,732,742 shares of common stock issued and outstanding, 20,320,777 of which were held by our wholly owned subsidiaries. For all matters submitted to a vote of stockholders, each holder of common stock is entitled to one vote for each share registered in his or her name on our books. Our common stock does not have cumulative voting rights. As a result, subject to the voting rights of any outstanding preferred stock (of which there currently is none), the persons who hold 50% or more of the outstanding common stock entitled to elect members of the board of directors (the “Board”) can elect all of the directors of the company.

If the Board declares a dividend, common stockholders will receive payments from the funds of Norfolk Southern that are legally available to pay dividends. However, this dividend right is subject to any preferential dividend rights we may grant to the persons who hold preferred stock, if any is issued. If Norfolk Southern is dissolved, the holders of common stock will be entitled to share ratably in all the assets that remain after we pay (i) our liabilities and (ii) any amounts we may owe to the persons who hold our preferred stock, if any is issued. Common stockholders do not have preemptive rights, and they have no right to convert their common stock into any other securities. All outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable.

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

Preferred Stock

No shares of preferred stock are issued or outstanding. However, 600,000 shares of preferred stock designated as “Series A Junior Participating Preferred Stock” are authorized by our Articles of Incorporation, which further authorize the Board to issue preferred stock in one or more series and to determine the liquidation preferences, voting rights, dividend rights, conversion rights and redemption rights of each such series. The ability of the Board to issue and set the terms of preferred stock could make it more difficult for a third person to acquire control of Norfolk Southern. The Board has the authority to fix the following terms of any series of preferred stock, each of which will be set forth in the related prospectus supplement:

•	the designation of the series;

•	the number of shares offered;

•	the initial offering price;

•	the dividend rate, the dividend periods, the dates payable and whether dividends will be cumulative or noncumulative;

•	the voting rights;

•	any redemption or sinking fund provisions;

•	any conversion or exchange provisions;

•	whether the shares will be listed on a securities exchange;

•	the liquidation preference, and other rights that arise upon the liquidation, dissolution or winding-up of Norfolk Southern; and

•	any other rights, preferences and limitations that pertain to the series.

•	Norfolk Southern will designate the transfer agent and registrar for each series of preferred stock in a prospectus supplement.

Certain Provisions of the Virginia Stock Corporation Act

The Virginia Act contains certain anti-takeover provisions regarding, among other things, affiliated transactions and control share acquisitions. In general, the Virginia Act’s affiliated transactions provisions prevent a Virginia corporation from engaging in an “affiliated transaction” (as defined in the Virginia Act) with an “interested shareholder” (generally defined as a person owning more than 10% of any class of voting securities of the corporation) unless approved by a majority of the “disinterested directors” (as defined in the Virginia Act) and the holders of at least two thirds of the outstanding voting stock not owned by the interested shareholder, subject to certain exceptions.

Under the control share acquisitions provisions of the Virginia Act, shares acquired in a “control share acquisition,” generally defined as transactions that increase the voting strength of the person acquiring such shares above certain thresholds in elections of directors generally, have no voting rights unless they are granted by a majority of the outstanding voting stock not owned by such acquiring person, by an officer of Norfolk Southern or by an employee-director of Norfolk Southern. If such voting rights are granted and the acquiring person controls 50% or more of the voting power, all shareholders, other than the acquiring person, are entitled to receive “fair value” (as defined in the Virginia Act) for their shares. If such voting rights are not granted, the corporation may, if authorized by its articles of incorporation or bylaws, purchase the acquiring person’s shares at their cost to the acquiring person. A Virginia corporation has the right to “opt out” of the control share acquisition statute, and effective January 27, 2009, the Board amended our bylaws to “opt out” of the statute.

DESCRIPTION OF WARRANTS

This section describes the general terms and provisions of our warrants to acquire our securities that we may issue from time to time. The applicable prospectus supplement will describe the terms of any warrant agreements and the warrants issuable thereunder. If any particular terms of the warrants described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

We may issue warrants for the purchase of our debt securities, common stock, preferred stock, depositary shares or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

•	the offering price;

•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•	the number of warrants offered;

•	the securities underlying the warrants, including the securities of third parties or other rights, if any, to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of the warrants;

•	the exercise price and the amount of securities you will receive upon exercise;

•	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•	the rights, if any, we have to redeem the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	the date on and after which the warrants and the related securities will be separately transferable;

•	U.S. federal income tax consequences;

•	the name of the warrant agent; and

•	any other material terms of the warrants.

After your warrants expire they will become void. All warrants will be issued in registered form. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The applicable warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which it applies to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF DEPOSITARY SHARES

Norfolk Southern may elect to offer fractional shares of preferred stock rather than full shares of preferred stock. If so, Norfolk Southern will issue receipts for these “depositary shares,” each of which will represent a fraction of a share of a particular series of preferred stock. Each holder of a depositary share will be entitled, in proportion to the fraction of preferred stock represented by that depositary share, to the rights and preferences of the preferred stock, including any dividend, voting, redemption, conversion and liquidation rights. Norfolk Southern will enter into an agreement (the “Deposit Agreement”) with a depositary, which will be named in the related prospectus supplement, and with the holders of the “depositary receipts” that represent the depositary shares.

The following summary of the depositary shares is not meant to be complete. For more information, you should refer to the Deposit Agreement, to the depositary receipts and the certificate of designation of the series of preferred stock that underlies that series of depositary shares and to the related prospectus supplement. A form of Deposit Agreement, depositary receipt and certificate of designation will be filed as exhibits to, or incorporated by reference into, the registration statement before we issue depositary receipts.

General

In order to issue depositary shares, Norfolk Southern will issue preferred stock, and immediately deposit these shares with the depositary. The depositary then will issue and deliver depositary receipts to the persons who purchase depositary shares. The depositary will issue depositary receipts in a form that reflects whole depositary shares, and each may evidence any number of whole depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash and non-cash distributions it receives, with respect to the underlying preferred stock, to the record holders of depositary shares in proportion to the number of depositary shares they hold. In the case of non-cash distributions, the depositary may determine that the distribution cannot be made proportionately or that it may not be feasible to make the distribution. If so, the depositary will, with our approval, adopt a method it deems equitable and practicable to effect the distribution, including the sale (public or private) of the securities or other non-cash property it receives in the distribution at a place and on terms it deems proper. Norfolk Southern or the depositary may reduce the amount it distributes in order to pay taxes or other governmental charges.

Redemption of Depositary Shares

If Norfolk Southern redeems the series of preferred stock that underlies the depositary shares, the depositary will redeem the depositary shares from the proceeds it receives from the redemption of the preferred stock it holds. The depositary will redeem the number of depositary shares that represent the amount of underlying preferred stock that Norfolk Southern redeemed. The redemption price per depositary share will be in proportion to the redemption price per share that Norfolk Southern paid for the underlying preferred stock. If Norfolk Southern redeems less than all the depositary shares, the depositary will select by lot, or by some substantially equivalent method, which depositary shares to redeem.

After a redemption date is fixed, the depositary shares to be redeemed no longer will be considered outstanding. The rights of the holders of the depositary shares will cease, except the right to receive money or other property they are entitled to receive upon the redemption. In order to redeem their depositary shares, holders will surrender their depositary receipts to the depositary. If Norfolk Southern deposits funds with the depositary to redeem depositary shares, and the holders fail to redeem their receipts, the money will be returned to Norfolk Southern within two years from the date the funds are deposited.

Voting the Preferred Stock

When Norfolk Southern notifies the depositary about any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information to the record holders of depositary shares related to that preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the related preferred stock) will be entitled to instruct the depositary how to vote the shares of preferred stock represented by that holder’s depositary shares. The depositary will try to vote the preferred stock represented by the depositary shares in accordance with these instructions, provided the depositary receives these instructions sufficiently in advance of the meeting. Norfolk Southern will take all reasonable action necessary to provide the depositary with sufficient notice of any meeting. If the depositary does not receive instructions from the holders of the depositary shares, the depositary will abstain from voting the preferred stock that underlies those depositary shares.

Withdrawal of Preferred Stock

When a holder surrenders depositary receipts at the corporate trust office of the depositary, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related series of preferred stock, and any money or other property, if any, represented by their depositary shares. Once a holder exchanges depositary shares for whole shares of preferred stock, that holder cannot “re-deposit” these shares of preferred stock with the depositary, or exchange them for depositary shares. If a holder delivers depositary receipts that represent a number of depositary shares that exceeds the number of whole shares of related preferred stock the holder seeks to withdraw, the depositary will issue a new depositary receipt to the holder that evidences the excess number of depositary shares.

Amendment and Termination of the Deposit Agreement

Norfolk Southern and the depositary can agree, at any time, to amend the form of depositary receipt and any provisions of the Deposit Agreement. However, if an amendment has a material adverse affect on the rights of the holders of related depositary shares, it must first be approved by the holders of at least a majority of these depositary shares then outstanding. Every holder of a depositary receipt at the time an amendment becomes effective will be bound by the amended Deposit Agreement. However, subject to any conditions in the Deposit Agreement or applicable law, no amendment can impair the right of any holder of a depositary share to receive shares of the related preferred stock, and any money or other property represented by the depositary shares, upon surrender the depositary receipts that represent their depositary shares.

Norfolk Southern can terminate the Deposit Agreement at any time, as long as it provides at least 60 days’ prior written notice to the depositary. If Norfolk Southern terminates the Deposit Agreement, then within 30 days from the date the depositary receives notice, the depositary will deliver whole or fractional shares of the related preferred stock to the holders of depositary shares, when they surrender their depositary receipts. The Deposit Agreement will terminate automatically after all outstanding depositary shares have been redeemed, or, in connection with any liquidation, dissolution or winding up of Norfolk Southern, after the final distribution of Norfolk Southern’s assets has been made to the holders of the related series of preferred stock and, in turn, to the holders of depositary shares.

Charges of Depositary

Norfolk Southern will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock, the initial issuance of the depositary shares, and all withdrawals of shares of the related series of preferred stock. Norfolk Southern also will pay all transfer and other taxes and the government charges that arise solely from the existence of the depositary arrangements. However, holders of depositary shares will have to pay all other transfer and other taxes and government charges, as provided in the Deposit Agreement.

Resignation and Removal of Depositary

The depositary may resign, at any time, by delivering written notice of its decision to Norfolk Southern. We may remove the depositary at any time. Any resignation or removal will take effect when we appoint a successor depositary. Norfolk Southern must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal, and the successor depositary must be a bank or trust corporation that has its principal office in the United States, and has a combined capital and surplus of at least $50,000,000.

Miscellaneous

Norfolk Southern will be required to furnish certain information to the holders of the preferred stock. The depositary, as the holder of the underlying preferred stock, will forward any reports or information it receives from Norfolk Southern to the holders of depositary shares.

Neither the depositary nor Norfolk Southern will be liable if its ability to perform its obligations under the Deposit Agreement is prevented or delayed by law or any circumstance beyond its control. Both Norfolk Southern and the depositary will be obligated to use their best judgment and to act in good faith in performing their duties under the Deposit Agreement. Each of Norfolk Southern and the depositary will be liable for gross negligence and willful misconduct in the performance of its duties under the Deposit Agreement. They will not be obligated to appear in, prosecute or defend any legal proceeding with respect to any depositary receipts, depositary shares or preferred stock unless they receive what they, in their sole discretion, determine to be a satisfactory indemnity. Norfolk Southern and the depositary may rely on the advice of legal counsel (including in-house counsel) or accountants of their choice. They may also rely on information provided by persons they believe, in good faith, to be competent, and on documents they believe, in good faith, to be genuine.

The depositary’s corporate trust office will be identified in the related prospectus supplement. Unless the prospectus supplement indicates otherwise, the depositary will act as transfer agent and registrar for depositary receipts, and if Norfolk Southern redeems shares of preferred stock, the depositary will act as redemption agent for the corresponding depositary receipts.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as stock purchase units. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. This description is not complete and the description in the prospectus supplement will not necessarily be complete, and reference is made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. If any particular terms of the stock purchase contracts or stock purchase units described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters for resale to purchasers;

•	directly to purchasers; or

•	through agents or dealers to purchasers.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an Event of Default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters may be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York and/or William A. Galanko, our Vice President – Law (or other senior general counsel as may be designated by us). If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

The consolidated financial statements and schedule of Norfolk Southern Corporation as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.